Exhibit 99.11

WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                               PRO FORMA ADJUSTMENTS                     PRO FORMA
                                                                               ---------------------                       GIVING
                                                                 YANKEE                              SHORT-TERM          EFFECT TO
                                                PER BOOK         MERGER           SECURITIZATION        DEBT            ADJUSTMENTS
                                              --------------   -------------     ------------------ --------------     -------------
Utility Plant, at cost:
  Electric                                    $   1,107,511    $                 $                  $                   $  1,107,511
    Less: Accumulated provision
      for depreciation                              792,208                                                                  792,208
                                              --------------   -------------     --------------     --------------     -------------
                                                    315,303               0                  0                  0            315,303
  Construction work in progress                      20,240                                                                   20,240
  Nuclear fuel, net                                  17,013                                                                   17,013
                                              --------------   -------------     --------------     --------------     -------------
      Total net utility plant                       352,556               0                  0                  0            352,556
                                              --------------   -------------     --------------     --------------     -------------

Other Property and Investments:
  Nuclear decommissioning
    trusts, at market                               152,960                                                                  152,960
  Investments in regional nuclear
    generating companies, at equity                  15,121                                                                   15,121
  Other, at cost                                      6,356                                                                    6,356
                                              --------------   -------------     --------------     --------------     -------------
                                                    174,437               0                  0                  0            174,437
                                              --------------   -------------     --------------     --------------     -------------
Current Assets:
  Cash                                                  112                               (112)[1]        172,160 [14]       172,160
  Receivables, net                                   34,076                              6,795 [2]                            40,871
  Accounts receivable from
    affiliated companies                             16,249                                                                   16,249
  Taxes receivable                                    2,212                                                                    2,212
  Accrued utility revenues                           14,784                                                                   14,784
  Fuel, materials and supplies,
    at average cost                                   1,640                                                                    1,640
  Prepayments and other                              47,104                                                                   47,104
                                              --------------   -------------     --------------     --------------     -------------
                                                    116,177               0              6,683            172,160            295,020
                                              --------------   -------------     --------------     --------------     -------------
Deferred Charges:
  Regulatory assets:
    Recoverable nuclear costs                       258,937                                                                  258,937
    Income taxes, net                                50,359                                                                   50,359
    Unrecovered contractual obligations              44,352                                                                   44,352
    Recoverable energy costs, net                     7,168                                                                    7,168
    Other                                            43,932                             93,578 [3]                           137,510
  Unamortized debt expense                            1,689                                874 [4]                             2,563
  Other                                               4,500                                                                    4,500
                                              --------------   -------------     --------------     --------------     -------------
                                                    410,937               0             94,452                  0            505,389
                                              --------------   -------------     --------------     --------------     -------------
      Total Assets                            $   1,054,107    $          0      $     101,135      $     172,160      $   1,327,402
                                              ==============   =============     ==============     ==============     =============


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA BALANCE SHEET -- CAPITALIZATION AND LIABILITIES
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                PRO FORMA ADJUSTMENTS                   PRO FORMA
                                                                                ---------------------                    GIVING
                                                                  YANKEE                            SHORT-TERM          EFFECT TO
                                                 PER BOOK         MERGER         SECURITIZATION        DEBT            ADJUSTMENTS
                                               --------------  --------------   ------------------ --------------    --------------
Capitalization:
  Common stock                                 $      14,752   $                $                  $                 $      14,752
  Capital surplus, paid in                            93,945                                                                93,945
  Retained earnings                                   52,223                                              (8,450)           43,773
  Accumulated other
    comprehensive income                                 267                                                                   267
                                               --------------  --------------   --------------     --------------    --------------
    Total common stockholder's equity                161,187               0                0             (8,450)          152,737
  Preferred stock not subject to
    mandatory redemption                              20,000                          (20,000)[5]                                0
  Preferred stock subject to
    mandatory redemption                              15,000                          (15,000)[5]                                0
  Long-term debt                                     138,699                                                               138,699
                                               --------------  --------------   --------------     --------------    --------------
    Total capitalization                             334,886               0          (35,000)            (8,450)          291,436
                                               --------------  --------------   --------------     --------------    --------------

Obligations Under Capital Leases                       6,550                                                                 6,550
                                               --------------  --------------   --------------     --------------    --------------

Rate Reduction Bond Obligation                             0                          163,000 [6]                          163,000
                                               --------------  --------------   --------------     --------------    --------------

Current Liabilities:
  Notes payable to banks                             110,000                          (32,160)[5]        172,160 [14]      250,000
  Notes payable to affiliated company                 16,600                                                                16,600
  Long-term debt and preferred
    stock - current portion                           61,500                           (1,500)[5]                           60,000
  Obligations under capital
    leases - current portion                          21,003                                                                21,003
  Accounts payable                                    28,689                                                                28,689
  Accounts payable to affiliated companies             5,099                                                                 5,099
  Accrued taxes                                        1,705                           (2,581)[7]         (5,633)[15]       (6,509)
  Accrued interest                                     2,998                            6,795 [8]         14,083 [15]       23,876
  Other                                               11,030                                                                11,030
                                               --------------  --------------   --------------     --------------    --------------
                                                     258,624               0          (29,446)           180,610           409,788
                                               --------------  --------------   --------------     --------------    --------------
Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred income taxes                  225,322                            2,581 [9]                          227,903
  Accumulated deferred investment
    tax credits                                       17,918                                                                17,918
  Decommissioning obligation - Millstone 1           138,999                                                               138,999
  Deferred contractual obligations                    44,352                                                                44,352
  Other                                               27,456                                                                27,456
                                               --------------  --------------   --------------     --------------    --------------
                                                     454,047               0            2,581                  0           456,628
                                               --------------  --------------   --------------     --------------    --------------
     Total Capitalization and Liabilities      $   1,054,107   $           0    $     101,135      $     172,160     $   1,327,402
                                               ==============  ==============   ==============     ==============    ==============



WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                               PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                               ---------------------                     GIVING
                                                                   YANKEE                          SHORT-TERM           EFFECT TO
                                                  PER BOOK         MERGER       SECURITIZATION        DEBT             ADJUSTMENTS
                                                --------------   ------------- ------------------ --------------      --------------
Operating Revenues                              $     479,840    $             $       6,795 [2]  $                   $     486,635
                                                --------------   ------------- --------------     --------------      --------------
Operating Expenses:
  Operation --
    Fuel, purchased and net
      interchange power                               216,724                              0 [10]                           216,724
    Other                                             106,035                              0 [11]                           106,035
  Maintenance                                          31,137                                                                31,137
  Depreciation                                         18,138                                                                18,138
  Amortization of regulatory assets, net               43,631                                                                43,631
  Federal and state income taxes                       10,606                              0 [12]                            10,606
  Taxes other than income taxes                        18,166                                                                18,166
  Gain on sale of utility plant                        (1,196)                                                               (1,196)
                                                --------------   ------------- --------------     --------------      --------------
      Total operating expenses                        443,241               0              0                  0             443,241
                                                --------------   ------------- --------------     --------------      --------------
Operating Income                                       36,599               0          6,795                  0              43,394
                                                --------------   ------------- --------------     --------------      --------------

Other Income/(Loss):
  Equity in earnings of regional
   nuclear generating companies                           770                                                                   770
  Nuclear related costs                               (14,496)                                                              (14,496)
  Other, net                                              780                                                                   780
  Income taxes                                          9,681                              0 [13]         5,633 [15]         15,314
                                                --------------   ------------- --------------     --------------      --------------
      Other (loss)/income, net                         (3,265)              0              0              5,633               2,368
                                                --------------   ------------- --------------     --------------      --------------
Income before interest charges                         33,334               0          6,795              5,633              45,762
                                                --------------   ------------- --------------     --------------      --------------

Interest Charges:
  Interest on long-term debt                           16,995                          6,795 [8]                             23,790
  Other interest                                       10,208                                            14,083 [15]         24,291
                                                --------------   ------------- --------------     --------------      --------------
      Interest charges, net                            27,203               0          6,795             14,083              48,081
                                                --------------   ------------- --------------     --------------      --------------
Net Income                                      $       6,131    $          0  $           0      $      (8,450)      $      (2,319)
                                                ==============   ============= ==============     ==============      ==============

 [1] - See adjustments a, b, d, e, and g.
 [2] - See adjustments j and l.
 [3] - See adjustments c and h.
 [4] - See adjustment f.
 [5] - See adjustment d.
 [6] - See adjustment a.
 [7] - See adjustments b, e, i, j, k, and l.
 [8] - See adjustments i and k.
 [9] - See adjustments c, f, g, and h.
[10] - See adjustments g and h.
[11] - See adjustments b, c, e, and f.
[12] - See adjustments b, c, e, f, g, and h.
[13] - See adjustments i, j, k, and l.
[14] - See adjustment m.
[15] - See adjustment n.


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                       Debit          Credit
SECURITIZATION ADJUSTMENTS:
  a) Cash                                                163,000
         Rate reduction bond obligation                                 163,000

     To record the issuance of rate
     reduction bonds.

  b) Operating expenses --
       operation -- other                                  5,578
     Accrued taxes                                         2,231
         Cash                                                             5,578
         Federal and state income taxes                                   2,231

     To record issuance expenses associated with securitization and related tax effect.

  c) Regulatory assets -- other                            5,578
     Federal and state income taxes                        2,231
         Operating expenses --
           operation -- other                                             5,578
         Accumulated deferred income taxes                                2,231

     To record the deferral of issuance expenses associated with securitization and related tax effect.

  d) Notes payable to banks                               32,160
     Preferred stock subject to
       mandatory redemption                               15,000
     Preferred stock not subject to
       mandatory redemption                               20,000
     Long-term debt and preferred
       stock -- current portion                            1,500
         Cash                                                            68,660

     To record the use of securitization
     proceeds to retire short-term debt,
     long-term debt and preferred stock.

  e) Operating expenses --
       operation -- other                                    874
     Accrued taxes                                           350
         Cash                                                               874
         Federal and state income taxes                                     350

     To record the associated costs and
     premiums of retiring debt.


  f) Unamortized debt expense                                874
     Federal and state income taxes                          350
         Operating expenses --
           operation -- other                                               874
         Accumulated deferred income taxes                                  350

     To record deferral of debt retirement
     costs and related tax effect.

  g) Fuel, purchased and
       net interchange power                              88,000
     Accumulated deferred income taxes                    35,200
         Cash                                                            88,000
         Federal and state income taxes                                  35,200

     To record the buyout of IPP contracts
     and related tax effect.

  h) Regulatory assets -- other                           88,000
     Federal and state income taxes                       35,200
         Fuel, purchased and
           net interchange power                                         88,000
         Accumulated deferred income taxes                               35,200

     To record the deferral of IPP buyout
     costs and related tax effect.

  i) Interest on long-term debt                           12,225
     Accrued taxes                                         4,890
         Accrued interest                                                12,225
         Income taxes                                                     4,890

     To record interest expense on rate reduction bonds and related taxes.

  j) Receivables, net                                     12,225
     Income taxes                                          4,890
         Operating revenues                                              12,225
         Accrued taxes                                                    4,890

     To record deferral of interest expense on rate reduction bonds and relatedtax effect.

  k) Accrued interest                                      5,430
     Income taxes                                          2,172
         Interest on long-term debt                                       5,430
         Accrued taxes                                                    2,172

     To record decrease in interest costs
     associated with debt repurchase and
     the related increase in taxes.

  l) Operating revenues                                    5,430
     Accrued taxes                                         2,172
         Receivables, net                                                 5,430
         Income taxes                                                     2,172

     To record deferral of decrease in interest costs on debt repurchased and related tax effect.

SHORT-TERM DEBT ADJUSTMENTS:
  m) Cash                                                172,160
         Notes payable to banks                                         172,160

     To record the issuance of additional
     short-term debt.

  n) Other interest                                       14,083
     Accrued taxes                                         5,633
         Accrued interest                                                14,083
         Income taxes                                                     5,633

     To record interest expense associated with increased level of short-term debt and related tax effect.